Exhibit 3.2

AMENDED AND RESTATED
CERTIFICATE OF FORMATION
OF
CARIS LIFE SCIENCES, INC.

Caris Life Sciences, Inc. (the “Corporation”), a for-profit corporation organized and existing under and by virtue of the provisions of the Texas Business Organizations Code, as amended from time to time (the “TBOC”), does hereby certify:

First: The name of the filing entity is Caris Life Sciences, Inc.

Second: The Corporation was formed as a Texas for-profit corporation pursuant to the TBOC on July 17, 2020, and issued file number 803691720 by the Secretary of State of the State of Texas.

Third: Each new amendment has been made in accordance with the provisions of the TBOC. The amendments to the certificate of formation and the Restated Certificate (as defined below) have been approved in the manner required by the TBOC and by the governing documents of the entity.

Fourth: The Amended and Restated Certificate of Formation in the form attached hereto as Exhibit A (the “Restated Certificate”), accurately states the text of the certificate of formation being restated, and each amendment to the certificate of formation being restated that is in effect, as further amended by the Restated Certificate. The Restated Certificate does not contain any other change in the certificate of formation being restated except for the information permitted to be omitted by the provisions of the TBOC applicable to the filing entity.

Fifth: The Restated Certificate takes effect upon the occurrence of a future event or fact, other than the passage of time. The event or fact that will cause the document to take effect is the closing of the initial public offering of the Corporation. The 90th day after the date of signing is September ___, 2025.

The undersigned affirms that the person designated as registered agent in the Restated Certificate has consented to the appointment. The undersigned signs this document subject to the penalties imposed by law for the submission of a materially false or fraudulent instrument and certifies under penalty of perjury that the undersigned is authorized to execute the filing instrument.

CARIS LIFE SCIENCES, INC.

By:

Name:	David D. Halbert
Title:	Chief Executive Officer

Date:	June , 2025

EXHIBIT A

Article I

The name of this corporation is Caris Life Sciences, Inc. (the “Corporation”).

Article II

The address of the registered office of the Corporation in the State of Texas is 1999 Bryan Street, Suite 900, Dallas, Texas 75201, and the name of the registered agent at that address is CT Corporation System.

Article III

The purpose of the Corporation is to engage in any lawful business for which business corporations may be organized under the Texas Business Organizations Code (the “TBOC”) as it now exists or may hereafter be amended and supplemented.

Article IV

The total number of shares of all classes of capital stock which the Corporation will have authority to issue is 2,900,000,000 shares, consisting of (i) 2,800,000,000 shares of Common Stock, $0.001 par value per share (the “Common Stock”), and (ii) 100,000,000 shares of Preferred Stock, $0.001 par value per share (“Preferred Stock”).

Subject to the rights of any holders of Preferred Stock then outstanding, the number of authorized shares of Common Stock or Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of capital stock representing a majority of the voting power of all of the then outstanding shares of capital stock of the Corporation entitled to vote thereon, and, to the extent permitted by Section 21.364(d) of the TBOC, no vote of the holders of the Common Stock or the Preferred Stock voting separately as a class shall be required therefor.

The designations and the powers, preferences, privileges and rights, and the qualifications, limitations or restrictions thereof in respect of each class of capital stock of the Corporation are as follows:

A.            Common Stock.

1.            General. The voting, dividend, liquidation and other rights, powers and preferences of the holders of Common Stock are subject to, and qualified by, the rights, powers and preferences of any series of Preferred Stock as may be designated by the Board of Directors of the Corporation (the “Board”) and outstanding from time to time.

2.            Quorum; Voting. Except as otherwise provided by applicable law, this Amended and Restated Certificate of Formation (this “Restated Certificate”) or the Bylaws, the presence, in person or by proxy, at a shareholders meeting of the holders of shares of outstanding capital stock of the Corporation representing a majority of the voting power of all outstanding shares of capital stock of the Corporation entitled to vote at such meeting and not less than one-third of the outstanding shares of the Corporation entitled to vote at such meeting shall constitute a quorum for the transaction of business at such meeting, except that when specified business is to be voted on by a class or series of stock voting as a class, the holders of shares representing a majority of the voting power of the outstanding shares of such class or series entitled to vote at such meeting and not less than one-third of the outstanding shares of such class or series entitled to vote at such meeting shall constitute a quorum of such class or series for the transaction of such business. Except as otherwise provided herein or expressly required by a nonwaivable provision of the TBOC, at all meetings of shareholders and on all matters submitted to a vote of shareholders of the Corporation generally, each holder of Common Stock, as such, shall have one (1) vote per share of Common Stock held of record by such holder; provided, however, that, except as otherwise required by law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to this Restated Certificate that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series of Preferred Stock are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Restated Certificate (including any Certificate of Designation (as defined below)) or pursuant to the TBOC. There shall be no cumulative voting. As authorized by Section 21.365 of the TBOC, in lieu of the vote required by Section 21.457 or Section 21.364 of the TBOC, unless otherwise stated in this Restated Certificate, the shareholders by the affirmative vote of the holders of capital stock representing a majority of the voting power of all of the then outstanding shares of capital stock of the Corporation entitled to vote thereon will approve (i) any “fundamental action” as defined in Section 21.364 of the TBOC or (ii) any “fundamental business transaction” as defined in Section 1.002 of the TBOC. To the extent permitted by Section 21.365(b) of the TBOC, notwithstanding any other provision of the TBOC, except as otherwise provided in this Restated Certificate, all classes or series of stock shall only be entitled to vote as a single class or series, and separate voting by class or series is not required, for the purpose of approving any matter, including in connection with any “fundamental action” as defined in Section 21.364 of the TBOC or a “fundamental business transaction” as defined in Section 1.002 of the TBOC; provided that, if a class or series of shares is nevertheless entitled to vote as a class or series on any “fundamental action” as defined in Section 21.364 of the TBOC, then unless otherwise stated in this Restated Certificate, the affirmative vote of the holders of capital stock representing a majority of the voting power of all of the then outstanding shares of capital stock of the Corporation of such class or series shall be necessary to approve such “fundamental action”.

3.            Dividends. Subject to the preferential or other rights of any holders of any then-outstanding shares of Preferred Stock, the holders of Common Stock, as such, shall be entitled to the payment of dividends on the Common Stock when, as and if declared by the Board in accordance with applicable law.

4.            Liquidation, Dissolution or Winding Up. Subject to the preferential or other rights of any holders of Preferred Stock then outstanding, upon the dissolution, distribution of assets, liquidation or winding up of the Corporation, whether voluntary or involuntary, holders of Common Stock will be entitled to receive ratably all assets of the Corporation available for distribution to its shareholders in proportion to the number of shares held by each such shareholder.

B.            Preferred Stock.

Shares of Preferred Stock may be issued from time to time in one or more series, each of such series to have such terms as stated or expressed herein and in the resolution or resolutions providing for the creation and issuance of such series adopted by the Board as hereinafter provided. Any shares of Preferred Stock which may be redeemed, purchased or acquired by the Corporation may be reissued except as otherwise provided by law.

In accordance with Section 21.155 of the TBOC, authority is hereby expressly granted to the Board from time to time to issue the Preferred Stock in one or more series, to establish the number of shares to be included in each such series and to determine and fix the voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights of each such series and such qualifications, limitations or restrictions thereof, as shall be stated and expressed in such resolution or resolutions adopted by the Board providing for the establishment and issuance of such series of Preferred Stock, all to the fullest extent now or hereafter permitted by the TBOC. The Board is also expressly authorized to increase or decrease (but not below the number of shares of such series issued as of the time of such decrease) the number of shares of any series of Preferred Stock established by the Board pursuant to Section 21.155 of the TBOC. Without limiting the generality of the foregoing, the resolution or resolutions providing for the designation and issuance of any series of Preferred Stock may provide that such series shall be superior or rank equally or be junior to any other series of Preferred Stock to the extent permitted by law and this Restated Certificate (including any certificate of designation filed with respect to any series of Preferred Stock (a “Certificate of Designation”)). Except as otherwise required by law, holders of any series of Preferred Stock shall be entitled only to such voting rights, if any, as shall expressly be granted thereto by this Restated Certificate (including any Certificate of Designation).

Article V

For the management of the business and for the conduct of the affairs of the Corporation it is further provided that:

A.            General Powers. The business and affairs of the Corporation will be managed by or under the direction of the Board.

B.            Number of Directors; Initial Directors; Election of Directors. As of the effectiveness of this Restated Certificate, the number of directors of the Corporation constituting the initial Board is twelve (12), and the names and addresses of the initial directors of the Corporation are as follows:

NAME	ADDRESS
David D. Halbert

Laura I. Johansen

Peter M. Castleman	c/o Caris Life Sciences, Inc.
750 W John Carpenter Fwy
George H. Poste	Suite 800
Irving, TX 75039
Jonathan Knowles

Jon S. Halbert

Danny Phillips

Brian Brille

Joseph E. Gilliam

Lloyd B. Minor

David Fredrickson

Jeffrey Vacirca

Subject to the rights of the holders of any series of Preferred Stock to elect directors, the number of directors that constitutes the entire Board shall be fixed solely in the manner set forth in the Bylaws of the Corporation. Each director will be entitled to one vote on each matter presented to the Board.

C.            Term and Removal. Subject to the rights of the holders of any series of Preferred Stock to elect directors, each director shall hold office until the annual meeting at which such director’s term expires and until his or her successor is duly elected and qualified, or until his or her earlier death, resignation, disqualification or removal. No decrease in the number of directors shall shorten the term of any incumbent director. Subject to the rights of the holders of any series of Preferred Stock to elect directors, the Board or any individual director may be removed from office at any time with or without cause by the affirmative vote of the holders of capital stock representing a majority of the voting power of all of the then outstanding shares of capital stock of the Corporation entitled to vote thereon, voting together as a single class.

D.            Vacancies and Newly Created Directorships. Subject to the rights of the holders of any series of Preferred Stock to elect directors, and except as otherwise provided in the TBOC, any newly created directorship that results from an increase in the number of directors or any vacancy on the Board that results from the death, disability, resignation, disqualification or removal of any director or from any other cause shall be filled solely by (i) the affirmative vote of a majority of the total number of directors then in office, even if less than a quorum, or by a sole remaining director, or (ii) the affirmative vote of the holders of capital stock representing a majority of the voting power of all of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, at an annual or special meeting of shareholders called for that purpose. Any director elected to fill a newly created directorship or vacancy in accordance with this Part D of Article V shall hold office until the next annual meeting of shareholders and until his or her successor is duly elected and qualified or until his or her earlier death, resignation, retirement, disqualification, or removal. Notwithstanding the foregoing, except as may be permitted under the TBOC, during a period between two successive annual meetings of shareholders, the Board may not fill more than two vacancies created by an increase in the number of directors.

E.            Preferred Stock Directors. Whenever the holders of any series of Preferred Stock issued by the Corporation shall have the right as provided for herein (including any Certificate of Designation), voting separately as a series or separately as a class with one or more such other series, to elect directors, the election, term of office, removal and other features of such directorships shall be governed by the terms of this Restated Certificate (including any Certificate of Designation). Notwithstanding anything to the contrary in this Part E of this Article V, during the period when the holders of any series of Preferred Stock issued by the Corporation shall have the right to elect additional directors, the number of directors to be elected by the holders of any such series of Preferred Stock shall be in addition to the number fixed pursuant to Part B of this Article V, and the total number of directors constituting the entire Board shall be automatically increased by such number of directors to be elected by the holders of any such series of Preferred Stock and each such additional director shall serve until such director’s successor shall have been duly elected and qualified, or until such director’s right to hold such office terminates pursuant to said provisions, whichever occurs earlier, subject to his or her earlier death, resignation, disqualification, or removal. Except as otherwise provided in the Certificate of Designation(s) in respect of any series of Preferred Stock, whenever the holders of any series of Preferred Stock having such right to elect additional directors are divested of such right pursuant to the provisions of this Restated Certificate (including any Certificate of Designation), the terms of office of all such additional directors elected by the holders of such series of Preferred Stock, or elected to fill any vacancies resulting from the death, resignation, disqualification or removal of such additional directors, shall forthwith terminate (in which case each such director thereupon shall cease to be qualified as, and shall cease to be, a director) and the total authorized number of directors of the Corporation shall automatically be reduced accordingly.

Article VI

A.            Limitation of Personal Liability. To the fullest extent permitted by the TBOC, directors and officers of the Corporation will not be personally liable to the Corporation or its shareholders for monetary damages for an act or omission in such person’s capacity as a director or officer, except for liability for (i) any breach of such person’s duty of loyalty to the Corporation or its shareholders, (ii) acts or omissions not in good faith that constitute a breach of duty to the Corporation or involve intentional misconduct or a knowing violation of law, (iii) any transaction from which such person derived any improper benefit, regardless of whether the benefit resulted from an action taken within the scope of such person’s duties or (iv) an act or omission for which the liability of such person is expressly provided for by an applicable statute. If the TBOC is amended hereafter to authorize the further limitation of the personal liability of directors or officers, then the limitation on personal liability provided in this Article VI will, without the necessity of further action by the Corporation or the Board, be modified to provide such limitation to the fullest extent permitted by the TBOC as so amended.

B.            Indemnification. To the fullest extent permitted by the TBOC, as the same now exists or may hereafter be amended, substituted, or replaced, the Corporation is authorized to indemnify, and provide advancement of expenses to, its directors, officers, employees and agents (and any other persons to which the TBOC permits the Corporation to provide indemnification) through provisions in the Bylaws of the Corporation, agreements with such directors, officers, employees, agents or other persons, the vote of shareholders or disinterested directors or otherwise.

C.            Amendments to Article VI. Any amendment, repeal or modification of the foregoing provisions of this Article VI will not adversely affect any right or protection of a director, officer, employee, agent, or other person existing at the time of, or increase the liability of any director, officer, employee, agent or other person of the Corporation with respect to, any acts or omissions of such director, officer, employee, agent or other person occurring prior to, such amendment, repeal or modification.

Article VII

Meetings of shareholders may be held within or without the State of Texas, as the Bylaws of the Corporation may provide. To the extent permitted by the TBOC, the books of the Corporation may be kept outside the State of Texas at such place or places as may be designated from time to time by the Board or in the Bylaws of the Corporation.

Article VIII

A.            Consent of Shareholders in Lieu of Meeting. Any action required or permitted by the TBOC to be taken at any annual or special meeting of shareholders may be taken without a meeting, without prior notice and without a vote, only if a consent or consents in writing, setting forth the action so taken, shall be signed by all holders of shares entitled to vote on such action. Any such action taken by written consent pursuant to this Part A of Article VIII shall be delivered to the Corporation at its principal office.

B.            Special Meetings. Except as otherwise expressly provided by the terms of any series of Preferred Stock permitting the holders of such series of Preferred Stock to call a special meeting of the holders of such series, special meetings of the shareholders of the Corporation may be called, for any purpose or purposes, at any time only by or at the direction of (i) the Board, (ii) the Chair of the Board, (iii) the President, (iv) the Chief Executive Officer or (v) the Secretary of the Corporation at the request of the holders of at least fifty percent (50%) of the voting power of all the shares of capital stock of the Corporation entitled to vote at the proposed special meeting.

C.            Advance Notice. Advance notice of shareholder nominations for the election of directors and of other business proposed to be brought by shareholders before any meeting of shareholders of the Corporation shall be given in the manner provided in the Bylaws of the Corporation.

Article IX

Unless the Corporation consents in writing to the selection of an alternative forum, (i) the Business Court in the First Business Court Division of the State of Texas (the “Business Court”) located in Dallas, Texas (or, in the event that the Business Court is not then accepting filings or determines that it lacks jurisdiction, the United States District Court for the Northern District of Texas (the “Federal Court”) or, if the Federal Court lacks jurisdiction, the state district courts of Dallas County, Texas) shall be the sole and exclusive forum for any shareholder (including a beneficial owner) to bring (a) any derivative action or proceeding brought on behalf of the Corporation, (b) any action asserting a claim of breach of fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s shareholders, including a claim alleging the aiding and abetting of such a breach of fiduciary duty, (c) any action asserting a claim against the Corporation, its directors, officers or employees arising pursuant to any provision of the TBOC, this Restated Certificate or the Bylaws of the Corporation (in each case, as they may be amended from time to time), (d) any action asserting a claim against the Corporation, its directors, officers or employees governed by the internal affairs doctrine or (e) any action asserting an “internal entity claim” as that term is defined in Section 2.115 of the TBOC; and (ii) subject to the preceding provisions of this Article IX, the Federal Court shall be the exclusive forum for the resolution of any complaint asserting a cause or causes of action arising under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, including all causes of action asserted against any defendant to such complaint. If any action, the subject matter of which is within the scope of this Article IX, is filed in a court other than, in the case of clause (i), the courts located in the State of Texas, and in the case of clause (ii), the Federal Court (a “Foreign Action”) in the name of any shareholder, such shareholder shall be deemed to have consented to (x) the personal jurisdiction of the state and federal courts in the State of Texas in connection with any action brought in any such court to enforce the provisions of this Article IX and (y) having service of process made upon such shareholder in any such action by service upon such shareholder’s counsel in the Foreign Action as agent for such shareholder.

To the fullest extent permitted by law, any person purchasing or otherwise acquiring or holding any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article IX. This Article IX is intended to benefit and may be enforced by the Corporation, its officers and directors, the underwriters of, or financial advisors in connection with, any offering giving rise to such complaint, and any other professional or entity whose profession gives authority to a statement made by that person and who has prepared or certified any part of the documents underlying the offering.

Article X

The shareholders do not have statutory preemptive rights.

Article XI

A.            Amendment of the Certificate of Formation. The Corporation reserves the right to amend, alter, change, adopt or repeal any provision contained in this Restated Certificate, in the manner now or hereafter prescribed by this Restated Certificate and the TBOC, and all rights conferred upon shareholders herein are granted subject to this reservation; provided, however, that, notwithstanding any other provision of this Restated Certificate or any provision of law that might otherwise permit a lesser vote or no vote, but in addition to any vote of the holders of shares of any class or series of capital stock of the Corporation required by law or by this Restated Certificate, the affirmative vote of the holders of at least a majority of the voting power of all of the then outstanding shares of capital stock of the Corporation entitled to vote thereon, voting together as a single class, shall be required to amend or repeal any provision of this Restated Certificate.

B.            Amendment of Bylaws. Except as otherwise provided in this Restated Certificate, in furtherance and not in limitation of the powers conferred upon it by the TBOC, the Board is expressly authorized to adopt, amend, alter or repeal any or all of the Bylaws of the Corporation. The shareholders may not adopt, amend, alter or repeal the Bylaws of the Corporation unless such action is approved, in addition to any other vote required by this Certificate of Incorporation, by the affirmative vote of the holders of at least a majority of the voting power of all of the then outstanding shares of capital stock of the Corporation entitled to vote thereon, voting together as a single class.

C.            Severability. If any provision or provisions of this Restated Certificate, including, without limitation, Article IX, is held to be invalid, illegal or unenforceable as applied to any person or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, (i) the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Restated Certificate (including, without limitation, each portion of any paragraph of this Restated Certificate containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons or entities and circumstances will not in any way be affected or impaired thereby and (ii) the provisions of this Restated Certificate (including, without limitation, each portion of any paragraph of this Restated Certificate containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) will be construed so as to permit the Corporation to protect its directors, officers, employees and agents from personal liability in respect of their good faith service to or for the benefit of the Corporation to the fullest extent permitted by law.

Article XII

The right to a jury trial concerning any “internal entity claim” as that term is defined in Section 2.115 of the TBOC, to the fullest extent permitted by the TBOC and applicable law, shall be waived. Without limiting the foregoing, to the fullest extent permitted by the TBOC and applicable law, any person purchasing or otherwise acquiring or holding any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article XII.

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